UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 31, 2007

Whitestone REIT (Exact Name of Registrant as Specified in Its Charter)
Hartman Commercial Properties REIT (Former Name of Registrant)

Maryland	000-50256	76-0594970
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1450 West Sam Houston Parkway North, Suite 111 Houston, Texas 77043
(Address of principal executive offices)
(Zip Code)

(713) 827-9595
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Appointment of Principal Officers

On May 30, 2007 the Board of Trustees of Whitestone REIT (the “Company”) appointed James C. Mastandrea as Chief Executive Officer, dropping “interim” from the title he received when he joined the company in October of 2006.

Mr. Mastandrea, age 63, served as an independent trustee from July of 2006 until October 2006, at which time he was appointed Chairman and Interim Chief Executive Officer.

Mr. Mastandrea has over 29 years of experience in the real estate industry, including development of commercial and residential properties and advising real estate investment funds as the founder and owner of two private companies from 1978 to 1993; then at First Union Real Estate Investments, an NYSE listed real estate investment trust, as Chairman, Chief Executive Officer, and President from 1993 until his departure in 1998; and since 2003, Chairman and Chief Executive Officer at Paragon Real Estate Equity and Investment Trust. His business experience also includes being the owner and operator of a small aviation business from 1999 to 2002. Mr. Mastandrea is a director of Cleveland State University Foundation Board and a member of the Strategic Planning Committee, a director and a member of the real estate committee of University Circle Inc., a development, service and advocacy organization, and a director of the Calvin Business Alliance Board at Calvin College, Grand Rapids, Michigan. He is a member of National Association of Real Estate Investment Trusts (NAREIT) and Pension Real Estate Association (PREA).

Mr. Mastandrea is currently paid an annual salary of $200,000 pursuant to a verbal agreement with the Company. In addition, he will participate in a management incentive ownership program, consisting of cash and equity incentive for key employees, the details of the program not yet having been developed and approved. There are no other arrangements or understandings between Mr. Mastandrea and any other person pursuant to which Mr. Mastandrea was appointed as an officer. Since the beginning of the Company’s last fiscal year, Mr. Mastandrea has had no direct or indirect interest in any transaction to which the Company was a party.

At this time, there are no material plans, contracts or arrangements, including any employment agreements, to which either Mr. Mastandrea is a party or participant in connection with his appointment as Chief Executive Officer other than the verbal agreement to his annual salary and participation in the Company’s future management incentive ownership program as set forth above.

Contemporaneously with the filing of this report, the Company is issuing a press release announcing Mr. Mastandrea’s appointment. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release of Appointment of James C. Mastandrea as Chief Executive Officer of Whitestone REIT dated June 5, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Whitestone REIT

Dated: June 6, 2007	By:	/s/ David K. Holeman
Name: David K. Holeman Title: Chief Financial Officer